Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-38821 on Form S-8 and No. 333-77639 and No. 333-94829 on Form S-3 of Alyn
Corporation of our report dated February 28, 2000, except for Notes 6 and 14 as to which the date is March 30, 2000, (which report expresses an unqualfied opinion and includes an explanatory paragraph relating to substantial doubt about the Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-K of Alyn Corporation.